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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74862) of Cross Country, Inc. of our report dated November 5, 1999, except for Note 8 as to which the date is December 16, 1999, relating to the financial statements of Cross Country Staffing, a Partnership, as of July 29, 1999 and December 31, 1998 and for the period from January 1, 1999 through July 29, 1999 and for the year ended December 31, 1998, which appears in this Form 10-K.

PricewaterhouseCooper LLP
Fort Lauderdale, Florida
March 28, 2002